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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 29, 2002, by and among NORTHERN BORDER PIPELINE COMPANY, a Texas general partnership (the "Company") and SALOMON SMITH BARNEY, INC., in its capacity as initial purchaser and as representative of each of the other initial purchasers named in Schedule A hereto (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated April 23, 2002, by and among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $225,000,000 aggregate principal amount of the Company's 6.25% Senior Notes due 2007 (the "Senior Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement.

          The parties hereby agree as follows:

SECTION 1. DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Advice: As defined in Section 6(d) hereof.

          Affiliate: With respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Authorized Officer: Any of the President, the Vice President, Finance or any vice president of the Operator, acting singly.

          Blue Sky Application: As defined in Section 8(a).

          Broker-Dealer: Any broker or dealer registered under the Exchange Act.

          Broker-Dealer Transfer Restricted Securities: New Senior Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Senior Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Senior Notes acquired directly from the Company or any of its Affiliates).

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          Business Day: Any day except a Saturday, Sunday or other day in the
City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

          Closing Date: The date of this Agreement.

          Commission: The Securities and Exchange Commission.

          Company: As defined in the preamble to this Agreement and also includes the Company's successors.

          Company Indemnitees: As defined in Section 8(b).

          Consummate: The Exchange Offer shall be deemed "consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Senior Notes to be issued in the Exchange Offer,
(ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Trustee under the Indenture of New Senior Notes in the same aggregate principal amount as the aggregate principal amount of Senior Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

          Consummation Target Date: As defined in Section 3(b) hereof.

          Damages Payment Date: With respect to the Transfer Restricted Securities, each Interest Payment Date until the earlier of (i) the date on which Liquidated Damages are no longer payable and (ii) maturity of the Notes.

          Depositary: The Depository Trust Company, or any other depositary appointed by the Company, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, in The City of New York.

          Definitive Notes: As defined in the Indenture.

          Effectiveness Target Date: As defined in Section 5 hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          Exchange Offer: The registration by the Company under the Securities Act of the New Senior Notes pursuant to an Exchange Offer Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Senior Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

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          Exchange Offer Registration Statement: An Exchange Offer registration statement on Form S-4 (or, if applicable, on another appropriate form), covering the issuance of New Senior Notes in exchange for Senior Notes and all amendments and supplements to such Registration Statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Senior Notes (a) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, (b) to certain institutional "accredited investors" as such term is defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act and (c) outside the United States to certain persons in reliance on Regulation S under the Securities Act.

          Final Memorandum: As defined in the Purchase Agreement.

          General Partners: Northern Border Intermediate Limited Partnership and TC PipeLines Intermediate Limited Partnership.

          Global Note Holder: A "Holder" as defined in the Indenture.

          Holder: As defined in Section 2(b) hereof.

          Indenture: The Indenture, dated as of April 29, 2002 between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers: As defined in the preamble hereto.

          Interest Payment Date: As defined in the Indenture and the Notes.

          Liquidated Damages: As defined in Section 5 hereof.

          NASD: National Association of Securities Dealers, Inc.

          Notes: The Senior Notes and the New Senior Notes.

          New Senior Notes: The Company's 6.25% Senior Notes due 2007 having terms identical to the Senior Notes except that (i) interest thereon shall accrue from the last date on which interest was paid on the Senior Notes or, if no such interest has been paid, from the Closing Date; (ii) the transfer restrictions thereon shall be eliminated; and (iii) provisions relating to Liquidated Damages shall be eliminated in exchange for Senior Notes pursuant to the Exchange Offer and that will be issued under the Indenture (i) in the Exchange Offer; (ii) upon request of any Holder of Senior Notes covered by a Shelf Registration Statement, in exchange for such Senior Notes; and (iii) upon request of any Holder of Senior Notes in connection with a distribution of such Senior Notes to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

          Operator: Northern Plains Natural Gas Company, a Delaware corporation.

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          Person: An individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Record Holder: With respect to any Damages Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

          Registration Default: As defined in Section 5 hereof.

          Registration Statement: Any registration statement of the Company relating to (a) an offering of New Senior Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, in each case (i) which is filed pursuant to the provisions of this Agreement, and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          Restricted Broker-Dealer: Any Broker-Dealer that holds Broker-Dealer Transfer Restricted Securities.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          Shelf Filing Deadline: As defined in Section 4 hereof.

          Shelf Registration Statement: As defined in Section 4 hereof.

          TIA: The Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.

          Transfer Restricted Securities: Each Senior Note, until the earliest to occur of (a) the date on which such Senior Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Senior Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Senior Note is distributed to the public pursuant to Rule 144 or is saleable pursuant to Rule 144(k) under the Securities Act and (d) the date on which such Senior Note or New Senior Note, as the case may be, is distributed by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

          Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

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SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

          (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

          (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date, the Exchange Offer Registration Statement under the Securities Act relating to the New Senior Notes and the Exchange Offer, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Senior Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the New Senior Notes to be offered in exchange for the Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Broker-Dealers as contemplated by Section 3(c) below.

          (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously for a period of 30 days from the date on which the Exchange Offer Registration Statement is declared effective and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 210 days after the Closing Date (the "Consummation Target Date").

          (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate that any Restricted Broker-Dealer who holds Senior Notes that are Transfer Restricted Securities and that

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were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted
Securities acquired directly from the Company or one of its Affiliates) may exchange such Senior Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of the New Senior Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales of Broker-Dealer Transfer Restricted Securities that the Commission may require in order to permit such sales pursuant thereto but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

          The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Broker-Dealer Transfer Restricted Securities acquired by Restricted Broker-Dealers and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 120 days from the date on which the Exchange Offer Registration Statement is declared effective or, if shorter, until all Broker-Dealer Transfer Restricted Securities have been sold thereunder.

          The Company shall provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request at any time during such 120 day period in order to facilitate such sales.

SECTION 4. SHELF REGISTRATION

          (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within twenty (20) Business Days of the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the New Senior Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Senior Notes acquired directly from the Company or one of its Affiliates, then the Company shall:

          (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 60th day after the date on which the Company receives notice from the

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     Commission or determines that it is not required to file the Exchange Offer
     Registration Statement pursuant to clause (i) above, (2) the 60th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and (3) the 150th day after the Closing Date (such earliest date being the "Shelf
     Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

          (y) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline.

          The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years, (plus any extensions as provided by Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Securities Act or such shorter period ending when all of the Transfer Restricted Securities available for sale thereunder have been sold pursuant thereto or have ceased to be outstanding (whether as a result of redemption or repurchase).

          (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

          If (i) any of the Registration Statements required by this Agreement are not filed with the Commission on or prior to the date specified for such filing in this Agreement, then additional amounts shall accrue on the principal amount of the Transfer Restricted Securities at a rate of $2.50 per $1,000 principal amount of Transfer Restricted Securities per annum from the date such filing was required; (ii) any of such Registration Statements have not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), then additional amounts shall accrue on the principal amount of the Transfer Restricted Securities at a rate of $2.50 per $1,000 principal

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amount of Transfer Restricted Securities per annum from the day following the
Effectiveness Target Date; (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Target Date, then additional amounts shall accrue on the principal amount of the Transfer Restricted Securities at a rate of $2.50 per $1,000 principal amount of Transfer Restricted Securities per annum from the day following the Consummation Target Date; or (iv) except as provided in
Section 6(c)(i) hereof, any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment to such Registration Statement, the effectiveness of another Registration Statement or the use of the Prospectus (as amended or supplemented) is again permitted that cures such failure, then additional amounts shall accrue on the principal amount of the Transfer Restricted Securities at a rate of $2.50 per $1,000 principal amount of Transfer Restricted Securities per annum from the 31st day following such Registration Statement ceasing to be effective; or (v) prior to or on the 30th or 60th day, as the case may be, of any Suspension Period (as defined in Section 6(c)(i), such suspension has not been terminated or ( B) Suspension Periods exceed an aggregate of 90 days in any 360-day period, then additional amounts shall accrue on the principal amount of the Transfer Restricted Securities per annum from and including the day of the default under this clause (v) at a rate of $2.50 per $1,000 principal amount of Transfer Restricted Securities per annum (each such event referred to in clauses (i) through (iv), a "Registration Default"). The additional amounts owing pursuant to the preceding clauses (i) through (iv) shall be increased by $2.50 per $1,000 principal amount of Transfer Restricted Securities per annum each 90-day period that such Registration Default continues, provided such additional amounts do not exceed the Maximum Rate (as defined below).

          All accrued Liquidated Damages (as defined below) shall be paid to the Holders of Transfer Restricted Securities by the Company on each Interest Payment Date in arrears generally in accordance with the provisions in the Indenture regarding payment of interest. Notwithstanding anything to the contrary set forth herein, (A) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (B) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (C) upon Consummation of the Exchange Offer, in the case of (iii) above, or (D) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), to again be declared effective or the Prospectus to be made usable in the case of (iv) above, or (E) upon the cessation of the applicable Suspension Period in the case of a Registration Default described in (v) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause Registration Default ("Liquidated Damages"), as applicable, shall cease to accrue. Liquidated Damages on the Senior Notes may not exceed, in the aggregate, $10.00 per annum per $1,000 principal amount of Transfer Restricted Securities (the "Maximum Rate").

          All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

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SECTION 6. REGISTRATION PROCEDURES

          (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of
Section 6(c) below, shall use its reasonable best efforts to effect such exchange to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (which shall be in a manner consistent with the terms of this Agreement), and shall comply with all of the following provisions:

          (i) If, following the date hereof and prior to the Consummation of the Exchange Offer, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable law or Commission policy, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission staff allowing the Company to Consummate an Exchange Offer for such Senior Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to take all such other actions as are reasonably requested by the Commission or the Commission staff or otherwise required in connection with the issuance of such decision, including, without limitation, to (A) participate in telephonic conferences with the Commission or the Commission staff, (B) deliver to the Commission or the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the New Senior Notes to be issued in the Exchange Offer and (C) it is acquiring the New Senior Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise reasonably cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
     1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale

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     transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Senior Notes obtained by such Holder in exchange for Senior Notes acquired by such Holder directly from the Company or an Affiliate thereof.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Senior Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Senior Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Senior Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

          (iv) The Company shall (A) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Senior Notes for New Senior Notes for the resale of such New Senior Notes, (B) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (C) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Senior Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives New Senior Notes for Senior Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Notes, (D) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the New Senior Notes covered by the Prospectus or any amendment or supplement thereto, and (E) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

          "The undersigned (A) is not an Affiliate of the Company, (B) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the New Senior Notes to be issued in the Exchange Offer and (C) is

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          acquiring the New Senior Notes in its ordinary course of business. In addition, all such Holders of Senior Notes shall otherwise reasonably cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC Staff policy as in effect on the date of this Agreement rely on the position of the SEC Staff enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC Staff's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Senior Notes obtained by such Holder in exchange for Senior Notes acquired by such Holder directly from the Company or an Affiliate thereof."

          (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible, and in any event within the time periods and otherwise in accordance with the provisions hereof, prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

          (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

          (i) subject to any notice by the Company of the existence of any fact or circumstance described in Section 6(c)(iii)(D), use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in
     Section 3 or 4 of this Agreement, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of

     Transfer Restricted Securities during the period required by this Agreement, the Company shall (1) file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 30 days in any 90-day period (each such period, a "Suspension Period") if:

               (x) an event occurs and is continuing as a result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (y) the Company determined in good faith that the disclosure of such event at such time would be significantly detrimental to the Company and its subsidiaries;

     provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the company's ability to consummate such transaction, the Company may extend a Suspension Period from 30 days to 60 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold (provided that the Company shall not be required to comply with the foregoing during any Suspension Period); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 462, as applicable under the Securities Act in a timely manner (provided that the Company shall not be required to comply with the foregoing during any Suspension Period); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the managing underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment thereto has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

          (iv) upon written request, furnish to the Initial Purchasers, and, upon written request, to each of the selling Holders and each of the managing underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review of such selling Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or managing underwriter in connection with such sale, if any, shall be deemed to have reasonably objected to such filing
     (A) if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act or (B) if any of the information furnished to the Company by the selling Holder or managing underwriter in connection with such sale, if any, and included in such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed is incorrect in any respect;

          (v) upon written request, promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and, with respect to a Shelf Registration Statement, include such information in such document prior to the filing thereof as such selling Holders or underwriters, if any, reasonably may request;

          (vi) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Transfer Restricted Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company or the Operator, if applicable, reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Operator to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement; provided that the foregoing inspection and information gathering shall be coordinated on behalf of the selling Holders under a Shelf Registration Statement by one firm of counsel, which firm shall be Shearman & Sterling, until another firm shall be designated in writing for the Company by a majority of the selling Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and provided further, that any such records, documents, properties and such information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter, counsel or accountant and shall be used only in connection with such Shelf Registration Statement, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter, counsel or accountant shall have no liability, and shall not be in breach of this provision, to the extent, and only to the extent that disclosure of such confidential information is made in connection with a court proceeding or otherwise required by law, and the Company shall be entitled to request that such representative, underwriter, counsel or accountant sign a confidentiality agreement to the foregoing effect. Each such person will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault or action of such person. Each selling Holder of such Transfer Restricted Securities will be required to further agree that it will, upon learning that disclosure of confidential information is required, give notice to the Company to allow the Company at its expense to undertake appropriate action to prevent disclosure of the confidential information;

          (vii) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Transfer Restricted

     Securities, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any, and make such changes in any such document prior to the filing thereof as counsel to the Initial Purchasers, the Holders or any underwriter may reasonably and timely request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Transfer Restricted Securities, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within five Business Days after receipt of the documents specified in (i) and (ii) above from the Company, it being agreed that any such person shall be deemed to have reasonably objected to such filing (A) if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act or (B) if any of the information furnished to the Company by the selling Holder or managing underwriter in connection with such sale, if any, and included in such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed is incorrect in any respect;

          (viii) if requested by any selling Holders or the managing underwriter(s) in connection with such sale, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such managing underwriter(s), if any, reasonably may request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (ix) cause the Transfer Restricted Securities covered by the Registration Statement to be rated by the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the managing underwriter(s) in connection with such sale, if any, unless such Transfer Restricted Securities are already so rated;

          (x) furnish to each selling Holder and each of the managing underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (xi) deliver to each selling Holder and each of the managing underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to the terms of this Agreement, the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xii) enter into such agreements (including an underwriting agreement), and make such representations and warranties with respect to the business of the Company as are customarily addressed in representations and warranties made by issuers to underwriters in Underwritten Offerings, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may reasonably be requested by the Initial Purchasers or by any Holder of Transfer Restricted Securities or managing underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

               (A) furnish to each Initial Purchaser, each selling Holder and each managing underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary Underwritten Offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                    (1) a certificate, dated the date of Consummation of the
               Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company by any Authorized Officer, confirming, as of the date thereof, the matters set forth in paragraph (c) of Section 6 of the Purchase Agreement and such other matters as such parties may reasonably request;

                    (2) opinions, dated the date of Consummation of the Exchange
               Offer or of effectiveness of the Shelf Registration Statement, as the case may be, of counsel or counsels for the Company, covering the matters set forth in paragraph (a) of Section 6 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel for the Company has participated in conferences with officers of the Operator and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of and counsel to the Initial Purchasers at which the contents of such Registration Statement and the related Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein (except as specifically stated in such opinion), on the basis of the foregoing (and rely with respect to factual matters, upon statements of officers of the Operator), no facts have come to the attention of such counsel that have caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment as to the financial statements and related statistical or financial information and schedules included in any Registration Statement contemplated by this Agreement or the related Prospectus) or any information included therein on the basis of information furnished by the representatives or counsel to any Initial Purchaser, selling Holder or managing underwriter expressly for inclusion therein; and

                    (3) customary comfort letters, dated as of the date of
               Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with Underwritten Offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(e) and (f) of the Purchase Agreement, without exception;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

          The above shall be done at effectiveness of such Registration Statement (and if appropriate, each post-effective amendment thereto) and each closing under such underwriting or similar agreement, as and to the extent required thereunder, and, if at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct in any material respect, the Company shall so advise the Initial Purchasers and the managing underwriter(s), if any, each selling Holder and each Restricted Broker-Dealer promptly and, if requested by such Persons, shall confirm such advice in writing. In the case of any Underwritten Offering, the Company shall provide written notice to the Holders of all Transfer Restricted Securities of such Underwritten Offering at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering. Such notice shall (x) offer each such Holder the right to participate in such Underwritten Offering, (y) specify a date, which shall be no earlier than ten Business Days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such Underwritten Offering and (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering;

          (xiii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the managing underwriter(s), if any, and its counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or managing underwriter(s), if any, may request and use reasonable best efforts to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign entity where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiv) shall issue, upon the request of any Holder of Senior Notes covered by any Shelf Registration Statement contemplated by this Agreement, New Senior Notes, having an aggregate principal amount equal to the aggregate principal amount of the Senior Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Senior Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Senior Notes held by such Holder shall be surrendered to the Company for cancellation;

          (xv) cooperate with the selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xvi) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xiii) above;

          (xvii) subject to Section 6(c)(i), if any fact or event contemplated by clause 6(c)(iii)(D) above shall exist or have occurred, promptly prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

          (xviii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

          (xix) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
     NASD), and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

          (xx) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or reasonable best efforts Underwritten Offering or
     (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

          (xxi) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xxii) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Senior Notes or the managing underwriter(s), if any; and

          (xxiii) promptly provide or make available to the Holders of the Notes, all financial information and reports at the time and in the manner provided for in Section 4.03 of the Indenture.

          (d) Restrictions on Holders. (i) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvii) hereof or shall have received the Advice.

          (ii) The Company may require a Holder of Transfer Restricted Securities to be included in a Registration Statement to furnish to the Company such information as required by law to be disclosed by such Holder in such Registration Statement, and the Company may exclude from such Registration Statement the Transfer Restricted Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

SECTION 7. REGISTRATION EXPENSES

          Any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Senior Notes),
(iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the New Senior Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees,
(v) all fees and expenses incurred in connection with the listing, if any, of any of the New Senior Notes on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the fees and expenses of the independent public accountants of the Company, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) in connection with the offering of the New Senior Notes and the reasonable fees and expenses of its counsel,
(ix) the reasonable fees and expenses of the Trustee, any registrar, any depositary and paying agent, including their respective counsel, and any escrow agent or custodian, (x) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers, (xi) the reasonable fees and expenses of one counsel to the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) in connection with the Shelf Registration Statement, and (xii) in the case of an Underwritten Offering, any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of such securities, including the reasonable fees and expenses of counsel to the underwriters, and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement but excluding (except as otherwise provided herein) fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and any transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

SECTION 8. INDEMNIFICATION

          (a) The Company shall indemnify and hold harmless each Holder, its directors, officers and employees and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, judgments and actions, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability, judgment or action relating to purchases and sales of Notes), to which that Holder, its directors, officers, employees or controlling Persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, judgment or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement, preliminary Prospectus or Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in any Registration Statement, preliminary Prospectus or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder and each director, officer, employee or controlling Person promptly upon demand for any legal or other expenses reasonably incurred by such Holder, director, officer, employee or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, judgment or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, preliminary Prospectus or Prospectus, or in any such amendment or supplement or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the

Company by or on behalf of such Holder specifically for inclusion therein; provided, further, that the Company shall not be liable to any indemnified Holder under the indemnity agreement in this subsection (a) with respect to any preliminary Prospectus to the extent that any such loss, claim, damage or liability of such indemnified Holder results from the fact that such indemnified Holder sold Transfer Restricted Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus in any case where such delivery is required by the Securities Act if the Company had previously furnished copies thereof in sufficient quantities to such indemnified Holder and the loss, claim, damage or liability of such indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was (i) identified to such indemnified Holder at or prior to the earlier of the filing with the Commission or the furnishing to such indemnified Holder of the corrected Prospectus and (ii) corrected in the final Prospectus.

          (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, the management committee of the Company, the Operator, the employees, officers and directors of the Operator, the General Partners, the employees, officers and directors of the General Partners, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Company Indemnitees"), from and against any and all losses, claims, damages, liabilities, judgments or actions, joint or several, or any action in respect thereof, to which the Company Indemnitees may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, judgment or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Registration Statement, preliminary Prospectus or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein and described in Section 8(e) with respect to the Final Memorandum, and shall reimburse the Company Indemnitee or controlling Person for any legal or other expenses reasonably incurred by the Company Indemnitee in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company Indemnitees.

          (c) Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party and the payment of all fees and expenses of such counsel shall be the responsibility of the indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnified party shall have the right to employ separate counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying parties under this Section 8 if,
(i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties that are in addition to or in conflict with those available to the indemnifying party. In any case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) of all indemnified parties, and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Salomon Smith Barney, in the case of the parties indemnified pursuant to Section 8(a) and by the Company, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage, liability, judgment or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, judgment or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage, liability, judgment or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Holders, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Company as set forth in the table on the cover page of the Final Memorandum, on the one hand, and the total net proceeds received by such Holder upon its resale of Notes less the amount paid by such Holder for such Notes, on the other hand, bear to the total sum of such amounts. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability, judgment or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this
Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Holder, and none of its directors, officers, employees or controlling Persons, shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total net proceeds received by such Holder upon its resale of Notes exceeds the sum of the amount paid by such Holder for such Notes and the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 8(d) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

          (e) The Holders severally confirm, and the Company acknowledges, that the information contained in the first sentence of the second to last paragraph on the cover page of the Final Memorandum, and the table contained below the first paragraph and the information contained in the third and ninth paragraphs under the caption "Plan of Distribution" in the Final Memorandum are correct and, with respect to any Shelf Registration Statement, the information included therein, based upon information furnished by such Holder pursuant to Section 4(b), constitute the only information furnished in writing to the Company by or on behalf of the Holders specifically for inclusion in the Final Memorandum.

SECTION 9. RULE 144 AND RULE 144A

          For so long as the Company is subject to the reporting requirements of
Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder in order to permit resales of Transfer Restricted Securities under Rule 144 or 144A under the Securities Act, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Transfer Restricted Securities (i) make publicly available or cause to be made publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver or cause to be delivered such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (y) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any Holder of Transfer Restricted Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATION

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

          For any Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the "managing underwriters."

SECTION 12. MISCELLANEOUS

          (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently bound by any agreement granting registration rights with respect to its securities that conflicts with the registration rights set forth herein.

          (c) Adjustments Affecting the Notes. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

          (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of (i) in the case of Section 5 hereof and this Section 12(d), the Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, Holders of a majority of the then outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the then outstanding principal amount of Transfer Restricted Securities being tendered or registered.

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

              With a copy to:

                   Salomon Smith Barney, Inc.
                   388 Greenwich Street
                   New York, New York 10013
                   Attention: Martha A. Bailey, Esq.

          (ii) if to the Initial Purchasers, to the Initial Purchasers' address specified in Section 12 of the Purchase Agreement.

          (iii) if to the Operator:

                   Northern Plains Natural Gas Company
                   1111 South 103rd Street
                   Omaha, Nebraska 68124-1000
                   Telecopy No.: (402) 398-7871
                   Attention: Director of Finance

          All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by owning and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (l) No Personal Liability. None of the members of the Company's management committee, the General Partners, the Operator or the General Partners' or Operator's directors, officers, employees, partners, incorporators or stockholders, if any, shall have any liability for any of the Company's obligations under the notes or the indenture or hereunder or for any claim based on, in respect of, or by reason of, such obligations or their creation.

                           [Signature Page(s) Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       NORTHERN BORDER PIPELINE COMPANY

                                       By: NORTHERN PLAINS NATURAL GAS
                                           COMPANY, Operator

                                           By: /s/ Jerry L. Peters
                                               ---------------------------------
                                           Name: Jerry L. Peters
                                           Title: Vice President, Finance and
                                                  Treasurer

SALOMON SMITH BARNEY, INC.
BANC ONE CAPITAL MARKETS, INC.
BMO NESBITT BURNS CORP.
SUNTRUST ROBINSON
BY: SALOMON SMITH BARNEY, INC.

By: /s/ John Ciolek
    -------------------------------
Name: John Ciolek
      -----------------------------
Title: Director
       ----------------------------